UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTRUSION INC.

(Exact name of registrant as specified in its charter)

Delaware	75-1911917
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1101 East Arapaho Road

Richardson, Texas

75081

(Address of Principal Executive Offices and

Zip Code)

Intrusion, Inc. 2015 Stock Incentive Plan
(Full title of the plan)

Michael L. Paxton

Vice President and Chief Financial Officer

Intrusion Inc.

1101 East Arapaho Road, Suite 200

Richardson, Texas 75081

(972) 234-6400

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Faust Law Group, PLLC

103 Forestview Road

Lake Dallas, Texas 75065

(214) 727-4591

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.01 / share	600,000 shares	$0.99	$594,000	$73.95

(1)     Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes shares issuable upon any stock split, stock dividend or similar transaction effected without the registrant’s receipt of consideration with respect to the shares covered hereby are also being registered hereunder.

(2)     Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) of the Securities Act, based on the average of the bid and asked prices of the common stock as reported on the Over-the-Counter Bulletin Board as of May 9, 2018.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement on Form S-8 in accordance with Rule 428 of the Securities Act and the Note in the Instructions to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference

We hereby incorporate by reference in this registration statement the following documents previously filed with the Commission:

(a)	our Annual Report for the fiscal year ended December 31, 2017, filed with the Commission on Form 10-K on March 29, 2018;

(b)	Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders, filed with the SEC on April 4, 2018; and

(e)

the description of our common stock, par value $.01 per share, contained in the Registrant’s registration statement on Form 8-A filed with the Commission on May 21, 1992 pursuant to Section 12(g) of the Exchange Act, including any amendment or reports filed for the purpose of updating such information.

All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered under the registration statement have been sold or that deregisters all securities remaining unsold at the time of the amendment.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that the statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, or in any document forming any part of the Section 10(a) prospectus to be delivered to participants in connection with, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was our director, officer, employee or agent may and, in certain cases, must be indemnified by us against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in our not opposed to our best interests. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to us, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

Article Six, Section 3 of our Certificate of Incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

We have entered into Indemnification Agreements with the each of our directors and executive officers. Pursuant to our agreements, we will be obligated, to the extent permitted by applicable law, to indemnify our directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were our directors or officers or assumed certain responsibilities at our direction.

We also have purchased directors and officer’s liability insurance in order to limit our exposure to liability of indemnification of directors and officers.

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8.    Exhibits

Exhibit	Description
4.1(1)	Specimen Stock Certificate
4.2(2)	Specimen 5% Convertible Preferred Stock Certificate
4.3(3)	Specimen Series 2.5% Convertible Preferred Stock Certificate
4.4(4)	Specimen Series 3.5% Convertible Preferred Stock Certificate
5.1(5)	Opinion of Faust Law Group, PLLC
23.1(5)	Consent of Whitley Penn LLP
24.1(5)	Power of Attorney (included in the signature page to this registration statement)
99.1(6)	The 2015 Stock Incentive Plan of Intrusion Inc.

(1)	Filed as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (as amended), which Exhibit is incorporated by reference.
(2)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K dated March 26, 2004 (as amended), which Exhibit is incorporated by reference.
(3)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K dated March 29, 2005, which Exhibit is incorporated herein by reference.
(4)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K dated December 6, 2005, which Exhibit is incorporated herein by reference.
(5)	Filed herewith.
(6)	Filed as Appendix A to the Registrant’s Proxy Statement filed on Schedule 14A with the Commission on May 14, 2015.

Item 9.    Undertakings

 (a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that:

(A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or, as to a Registration Statement on Form S-3, Form SF-3, or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 9th day of May 2018.

Intrusion Inc.

By:	/s/ Michael L. Paxton
Michael L. Paxton
Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints G. Ward Paxton and Michael L. Paxton, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign the registration statement on Form S-8 to be filed in connection with the offerings of ordinary shares of Intrusion Inc. and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. Ward Paxton	President, Chief Executive Officer, and Chairman of the	May 9, 2018
G. Ward Paxton	Board of Directors

/s/ Michael L. Paxton	Vice President, Chief Financial Officer, Treasurer and Secretary	May 9, 2018
Michael L. Paxton	(Principal Financial and Accounting Officer)

/s/ T. Joe Head	Vice Chairman, Vice President,	May 9, 2018
T. Joe Head	and Director

/s/ Dale Booth	Director	May 9, 2018
Dale Booth

/s/ James F. Gero	Director	May 9, 2018
James F. Gero

/s/ Donald M. Johnston	Director	May 9, 2018
Donald M. Johnston

EXHIBIT INDEX

Exhibit	Description
4.1(1)	Specimen Stock Certificate
4.2(2)	Specimen 5% Convertible Preferred Stock Certificate
4.3(3)	Specimen Series 2.5% Convertible Preferred Stock Certificate
4.4(4)	Specimen Series 3.5% Convertible Preferred Stock Certificate
5.1(5)	Opinion of Faust Law Group, PLLC
23.1(5)	Consent of Whitley Penn LLP
24.1(5)	Power of Attorney (included in the signature page to this registration statement)
99.1(6)	The 2015 Stock Incentive Plan of Intrusion Inc.

(1)	Filed as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (as amended), which Exhibit is incorporated by reference.
(2)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K dated March 26, 2004 (as amended), which Exhibit is incorporated by reference.
(3)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K dated March 29, 2005, which Exhibit is incorporated herein by reference.
(4)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K dated December 6, 2005, which Exhibit is incorporated herein by reference.
(5)	Filed herewith.
(6)	Filed as Appendix A to the Registrant’s Proxy Statement filed on Schedule 14A with the Commission on May 14, 2015.